Exhibit 99.4

Classification: Ostensive Document Management Unit: AJ2/JUINV

P O W E R  O F  A T T O R N E Y

The BRAZILIAN DEVELOPMENT BANK — BNDES, a federal public company, governed by Law 5,662, of June 21, 1971, with the name given by Decree-Law no. 1,940, of May 25, 1982, with headquarters in Brasília, Federal District, and services in the city of Rio de Janeiro, at Avenida República do Chile, no. 100 — part, registered with CNPJ under no. 33.657.248/0001-89, hereinafter simply referred to as “Grantor” or “BNDES,” in this act represented by its President GUSTAVO HENRIQUE MOREIRA MONTEZANO, Brazilian, living in a stable union, graduated in Engineering, holder of the national driver’s license no. 00486769050, issued by DETRAN/RJ, and registered with CPF/ME under no. 018.519.627-60, and by its Director SAULO BENIGNO PUTTINI, Brazilian, married, bearer of ID 1915480, issued by DPT/DF, and registered with CPF/ME under no. 857.590.071-49, both with business address at the city of Rio de Janeiro, State of Rio de Janeiro, at Avenida República do Chile, no. 100, Centro, under the terms of 653 to 691 of the Brazilian Civil Code (Law 10,406, of 01/10/2002), and of article 21, caput and §1 of the BNDES’ Articles of Incorporation, approved in Extraordinary General Meeting held on 02.20.2017 (1st EGM), published in the Diário Oficial da União (D.O.U.) on March 21, 2017, and subsequent amendments, constitutes its many attorneys-in-fact, all with business addresses in the city of Rio de Janeiro, State of Rio de Janeiro, at Avenida República do Chile, no. 100, Centro, for a period of 1 (one) year from the present date, Messrs.: 1) LEONARDO MENDES CABRAL, Brazilian, married, engineer, bearer of ID 12048654-3, issued by IFP-RJ, registered with CPF/ME under no. 086.464.857-06, Managing Director of BNDES; 2) RICARDO WIERING DE BARROS, Brazilian, married, technologist in data processing, bearer of ID 02127169664, issued by DETRAN/RJ, registered with CPF/ME under no. 806.663.027-15, Managing Director of BNDES; 3) ÂNGELA BRANDÃO ESTELLITA LINS, Brazilian, married, psychologist, bearer of ID 03.224.895-7, issued by DETRAN/RJ, registered with CPF/ME under no. 898.354.337-09, Managing Director of BNDES; 4) BIANCA NASSER PATROCÍNIO, Brazilian, living in a stable union, economist, bearer of ID 10623882-7 issued by IFP/RJ, registered with CPF/ME under no. 071.233.797-05, Managing Director of BNDES; 5) FÁBIO ALMEIDA ABRAHÃO, Brazilian, married, engineer, bearer of ID 00268511380, issued by DETRAN/RJ, registered with CPF/ME under no. 082.343.597-03, Managing Director of BNDES; 6) SAULO BENIGNO PUTTINI, Brazilian, married, lawyer, bearer of ID 191548-0, issued by DPT/DF, registered with CPF/ME under no. 857.590.071-49,

Managing Director of BNDES; 7) PETRÔNIO DUARTE CANÇADO, Brazilian, married, engineer, bearer of ID 67513901, issued by DETRAN-RJ, registered with CPF/ME under no. 024.934.747-40, Managing Director of BNDES; 8) CLAUDENIR BRITO PEREIRA, Brazilian, divorced, federal civil servant, bearer of ID 096708524, issued by SSP-RJ, registered with CPF/ME under no. 180.782.718-67, Managing Director of BNDES; 9) PABLO VALENTE DE SOUZA, Brazilian, single, engineer, bearer of ID 118.564.384, issued by IFP/RJ, and registered with CPF/ME under no. 082.232.067-30, BNDES Superintendent; 10) BERNARDO DE SOUZA LEÃO JOPPERT, Brazilian, married, economist, bearer of ID 10801337-6, issued by IFP-RJ and registered with CPF/ME under no. 078.741.007-19, Head of Department; 11) FILIPE BARRETO BAETAS, Brazilian, single, economist, bearer of ID 10602488-8, issued by DETRAN/RJ, and registered with CPF/ME under no. 116.040.927-77, Head of Department; 12) FILIPE BORSATO DA SILVA, Brazilian, married, economist, bearer of ID 20209810-9, issued by DETRAN-RJ, and registered with CPF/ME under no. 103.366.417-02, Head of Department; 13) FABIO REGO RIBEIRO, Brazilian, married, engineer, bearer of ID 10202679-6, issued by IFP/RJ, and registered with CPF/ME under no. 044.453.987-56, Head of Department; 14) PAULO CASTOR DE CASTRO, Brazilian, married, engineer, bearer of ID 08703763-6, issued by IFP/RJ, and registered with CPF/ME under no. 865.957.417-68, Head of Department; 15) DANIEL ALONSO NEGRINI, Brazilian, divorced, engineer, bearer of ID 4841476, issued by SSP/GO, and registered with CPF/ME under no. 018.178.131-02, Head of Department; 16) ALDO HENRIQUE TREU RAMOS, Brazilian, married, economist, bearer of ID 10821511-2, issued by IFP/RJ, and registered with CPF/ME under no. 080.199.387-37, Manager; 17) RICARDO GONÇALVES DANIEL, Brazilian, single, economist, bearer of ID 13.506.154-7, issued by DETRAN/RJ, and registered with CPF/ME under no. 104.944.197-41, Manager; 18) ELISA CAPISTRANO DE CASTRO, Brazilian, single, engineer, bearer of ID 11660572-6, issued by IFP/RJ, and registered with CPF/ME under no. 094.335.267-32, Manager; 19) THIAGO CAMPOS GUIMARÃES RODRIGUES, Brazilian, married, lawyer, bearer of ID 160.485, issued by OAB-RJ and registered with CPF/ME under 057.720.707-54, Manager; the attorneys-in-fact mentioned in items 1 to 19 above are hereinafter referred to simply as “Grantees,” when referred to together, or “Grantee,” when referred to individually, with special powers to represent the Grantor, including as Manager of the National Privatization Fund — FND, under the terms of Law 9,491/97, of September 9, 1997, notably in its articles 17 and 18, of Law 13,334/16, of September 13, 2016, notably in its article 1, §1, item III, as well as Decree no. 2,594/98, of May 15, 1998, notably in articles 23 and 57, in the practice of the following acts, reserving equal powers: (i) the Grantee listed in item 1, in isolation: when signing correspondence as the Managing Director of Investor Relations of BNDES; (ii) any of the Grantees listed in items 1, 9, 10, 11, 12, 13, 14 and 15, always in conjunction with 2 (two): (ii. 1) when signing the Statement of Professional Investor Condition, as defined in article 9-A of CVM Instruction no. 539, of November 13, 2013, as amended, and in any other acts issued by the Securities and Exchange Commission of Brazil — CVM, as well as (ii.2) signing of instrument of acceptance to investment fund regulations, registration forms and instrument of investiture in committees, councils or any other bodies of investment funds, provided that the subscription and payment of quotas of such investment funds have been approved by the BNDES Board of Directors; (iii) the Grantees listed in items 1, 2, 3, 4, 5, 6, 7 and 8, always in conjunction with 2 (two), or the Grantee listed in item 9, always in conjunction with one of the grantees listed in items 10 to 15: (iii.1) in the performance of all acts necessary for the registration of auctions and public offers for the divestment of shares and other securities owned by BNDES, as well as the Manager of the National Privatization Fund — FND, under the terms of Law no. 9,491/97, of September 9, 1997, notably in its articles 17 and 18, of Law 13,334/16, of September 13, 2016, notably in its article 1, §1, item III, as well as Decree no. 2,594/98, of May 15, 1998, notably in articles 23 and 57, before ANBIMA — Brazilian Financial and Capital Markets Association and/or B3 S.A. — Brasil, Bolsa, Balcão and/or CVM and, in hypothesis of sales efforts abroad, before any other foreign or supranational regulatory bodies in the capital market, provided that the preliminary acceptance to the offer dealings has been approved by the BNDES Board of Directors; (iii.2) in the signature of notifications or communications necessary for the faithful fulfillment of contracts signed by BNDES or of decisions taken by the BNDES Board of Directors, or even by the Managing Director of BNDES, as the case may be, such as notifications and communications of disengagement of actions of shareholders concluded by BNDES, although in the capacity of Manager of the National Privatization Fund — FND, under the terms of Law no. 9,491/97, of September 9, 1997, notably in its articles 17 and 18, of Law 13,334/16, of September 13, 2016, notably in Article 1, §1, item III, as well as Decree no. 2,594/98, of May 15, 1998, notably in Articles 23 and 57, notifications and communications of the exercise of rights of conversion or exchange of securities, notifications and communications of the exercise of the option to purchase or sell securities, notifications and communications of the exercise of the preemptive right to purchase securities, notifications and communications of acquisition or divestiture of relevant shareholding interest, as provided for in article 12 in CVM Instruction no. 358/2002, as amended, notifications and communications of the exercise of tag-along rights or drag-along rights, notifications and communications to request training or assembly of stock deposit certificates (“units”), as well as notifications and communications of consent or disagreement in relation to matters subject to prior approval by the BNDES Board of Directors by force of shareholder agreements; (iii.3) in the conclusion or termination of contracts for intermediation of operations carried out on a stock exchange or on an organized over-the-counter market, with brokerage firms or distributors of bonds and securities, as well as in the signing of amendments to such contracts and other documents relevant to the execution of brokerage services; (iii.4) in the execution of all unilateral declarations, contracts, contractual amendments and other legal acts necessary for the formalization of public offers for the divestiture of shares and other securities owned by BNDES, as well as the Manager of the National Privatization Fund — FND, under the terms of Law 9,491/97, of September 9, 1997, notably in its articles 17 and 18, of Law 13,334/16, of September 13, 2016, notably in its article 1, §1, item III, as well as Decree no. 2,594/98, of May 15, 1998, notably in Articles 23 and 57, such as, but not limited to, Accreditation Letter, Request for Proposal — RFP, the declaration provided for in Article 56 of CVM Instruction no. 400, of 12/29/2003, or another that may replace it, coordination contracts, firm guarantee of settlement, acquisition and placement of shares, contracts for the provision of services for stabilizing share prices, against provision of services with B3, differentiated share loan agreements, placement facilitation agreements, lock-up agreements, service of process agent appointment letters and closing certificates, in any case provided the preliminary acceptance of the offer dealings has been approved by the BNDES Board of Directors; and (iii.5) in the signing of documents destined to fulfill obligations with the Securities and Exchange Commission arising from the ownership of securities by BNDES, as well as the Manager of the National Privatization Fund — FND, under the terms of Law no. 9,491/97, of September 9, 1997, notably in articles 17 and 18, of Law 13,334/16, of September 13, 2016, notably in article 1, paragraph 1, item III, as well as Decree no. 2,594/98, of 15 May, 1998, notably Articles 23 and 57, pursuant to the Securities Exchange Act of 1934, such as, but not limited to Schedule 13D forms and respective amendments, Schedule 13G forms and respective amendments; and (iv) the Grantees listed in items 1, 9, 10, 11, 12, 13, 14,

15, 16, 17, 18 and 19, always in conjunction with 2 (two), one being necessarily any of the Grantees listed in items 1, 9, 10, 11, 12, 13, 14 and 15: in the performance of all acts necessary to forward proposals or orders to financial institutions coordinating public offers for the acquisition or subscription of securities distributed through such offers, under the terms and conditions approved by the BNDES Board of Directors and may, for that purpose, sign any documents that are necessary for the said referral, provided that it is not included in the powers granted by means of this item (iv) the acts related to the cash settlement of any acquisition or subscription of securities in a public offering. The same powers granted to the Grantee listed in item 9 are conferred on their respective substitute in this capacity, among the Grantees listed in items 10 to 15. The same powers granted to the Grantee listed in item 1 are granted to their respective substitutes in this capacity designated in an Ordinance by the President of BNDES. In any event, the substitution of the powers now granted is prohibited. The pages of this instrument are initialed by Carlos Eduardo Fernandes de Oliveira, lawyer of BNDES, upon authorization of the legal representatives who sign it.

Rio de Janeiro, February 13, 2020

/s/ Gustavo Henrique Moreira Montezano	/s/ Saulo Benigno Puttini
Gustavo Henrique Moreira Montezano	Saulo Benigno Puttini
President	Managing Director